Exhibit 10.12(b)
ALLEGHANY CORPORATION
DIRECTOR’S STOCK OPTION AGREEMENT
     This Agreement, made as of ___, between Alleghany Corporation, a Delaware corporation (“Alleghany”), and ___, a non-employee member of Alleghany’s Board of Directors (the “Director”).
     Whereas, in order to encourage increased stock ownership by the non-employee directors of Alleghany, Alleghany has adopted the Alleghany Corporation 2005 Directors’ Stock Plan (the “Plan”).
     Now, Therefore, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
1. Grant. Alleghany herby grants to the Director an option (the “Option”) to purchase 500 shares (the “Option Shares”) of Alleghany common stock, par value $1.00 per share (“Alleghany Common Stock”), at $  per share (the “Option Price”).
2. Manner of Exercise. Subject to the provisions of the Plan, the Option may be exercised at any time during the period hereinafter permitted by written notice to Alleghany stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) in the United States dollars by cash or check, or (b) by tendering to Alleghany shares of Alleghany Common Stock owned by the Director and having a Fair Market Value (as defined in the Plan) equal to the cash exercise price applicable to the Option, or (c) directing Alleghany to withhold the number of shares issuable upon exercise having a Fair Market Value equal to the Option Price, or (d) by a combination of United States dollars, owned shares of Alleghany Common Stock and shares issuable upon exercise as aforesaid. It shall be a condition to the obligation of Alleghany to issue shares of Alleghany Common Stock upon exercise of the Option that the Director (or any other person entitled to exercise the Option as provided in Paragraph 4 hereof) pay to Alleghany, upon demand by Alleghany, such amount as may be requested by Alleghany for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes, and if the amount requested is not paid Alleghany may refuse to issue shares of Alleghany Common Stock.

3. Timing of Exercise; Term. The Option shall not be exercisable before the expiration of one year from the date hereof or after the expiration of ten years from the date hereof and may be exercised during such period as follows: one-third (33-1/3 percent) of the total number of shares of Common Stock covered by the Option shall become exercisable each year beginning with the first anniversary of the date hereof; provided that the Option shall automatically become immediately exercisable in full when the Director ceases to be a non-employee director of Alleghany for any reason other than resignation as a director prior to the next Annual Meeting succeeding the date hereof. If the Director resigns as a non-employee director of Alleghany prior to the next Annual Meeting succeeding the date hereof, the Option shall terminate simultaneously with his resignation.
4. Transferability and Sale. During the one-year period following the grant of the Option, the Option shall not be transferable by the Director otherwise than by will or the laws of decent and distribution and shall be exercisable during his lifetime only by him. The Option may be transferred, without consideration, in whole or in part at any time following the first anniversary of the grant date to the Director’s immediate family members (i.e., children, grandchildren or spouse) or a trust solely for the benefit of, or a partnership or limited liability company in which the only partners or members, as the case may be, are the Director and the Director’s immediate family members. In all cases, the instrument of transfer shall be approved by, and shall contain such conditions, restrictions and agreements relating to any further transfer of the Option or interests in the partnership or limited liability company, if appropriate, as may be required by, the general counsel of Alleghany.
5. Requirement of Continuing Service. The Option shall not be exercisable unless the Director has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a non-employee director of Alleghany, except that:
(A) if the Director shall cease to be such a non-employee director for reasons other than death and such Option has not terminated or expired and has not been fully exercised, the Director (his permitted transferees or in the event of his death, his executors, administrators, heirs or distributees, as the case may be), at any time within one year of the date the Director ceased to be a non-

employee director but not thereafter (and in no event after the Option has expired under the provisions of Paragraph 3 hereof), may exercise the Option with respect to any shares of Common Stock as to which the Director could have exercised the Option at the time he ceased to be such a non-employee director; provided that notwithstanding the foregoing, if the Director shall cease to be such a non-employee director after any Annual Meeting on or following the date the Director attains age 72 and such Option has not terminated or expired and has not been fully exercised, the Director (his permitted transferees or in the event of his death, his executors, administrators, heirs or distributees, as the case may be), may exercise the Option with respect to any shares of Common Stock as to which the Director could have exercised the Option at the time he ceased to be such a non-employee director at any time during the remaining term of the Option (but in no event after the Option has expired); and
(B) if the Director shall die and the Option has not been fully exercised, the person holding the Option may, at any time within one year after the date of the death of the Director but not thereafter (and in no event after the Option has expired under the provisions of Paragraph 3 hereof), exercise the Option with respect to any shares of Common Stock as to which the Director could have exercised the Option at the time of his death (in the absence of any permitted transfer of the Option).
6. No Rights as a Stockholder. The Director (and any person succeeding to the Director’s rights pursuant to this Agreement) shall have no rights as a stockholder with respect to any shares of Alleghany Common Stock issuable pursuant to the Option until the date of the issuance of a stock certificate for such shares to the Director (or successor). Except as provided in the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
7. Legality of Issuance. Alleghany shall not be obligated to issue any Option Shares pursuant to this Agreement unless Alleghany’s counsel shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.
8. Restrictive Legends on Stock Certificates. Stock certificates evidencing Option Shares may bear such restrictive legends as Alleghany’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement.

9. Plan. The Option is granted subject to all terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
10. Tax Advice. Alleghany makes no warranties or representations with respect to the income tax consequences of the transactions contemplated by this Agreement.
11. Acceptance of Terms. By acceptance of this Option, the Director indicates his acceptance and ratification of, and his consent to, the terms and conditions of this Agreement, the Plan and any action taken under the Plan by Alleghany of the Board of Directors of Alleghany.
     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

ALLEGHANY CORPORATION
By:	_______________________

_______________________ Director